Exhibit 99.I(2)

K R A M E R  L E V I N  N A F T A L I S  &  F R A N K E L  LLP

September 29, 2008

PNC Funds, Inc.

Two Hopkins Plaza

Baltimore, Maryland 21201

Re:	PNC Funds, Inc.
Post-Effective Amendment No. 47
File No. 33-27491; ICA No. 811-5782

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 47 to Registration Statement No. 33-27491 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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